EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Petroleum Development Corporation

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

 /s/ KPMG LLP
 KPMG LLP

Pittsburgh, Pennsylvania
December 8, 2000




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